Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Callon Petroleum Company

Callon Petroleum Company
Employee Savings And Protection Plan

We consent to the incorporation by reference in the Registration Statement of Callon Petroleum Company on Form S-8 filed October 14, 2004, of our report dated October 8, 2004 appearing in this Annual Report on Form 11-K of Callon Petroleum Company Employee Savings and Protection Plan for the year ended December 31, 2003.

/S/ HORNE CPA GROUP

Jackson, Mississippi
October 14, 2004